CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Robert J. Brault, Chief Financial Officer of Legg Mason Partners Municipal Funds – Massachusetts Money Market Portfolio; (the "Registrant"), each certify to the best of his knowledge that:

        1. The Registrant's periodic report on Form N-CSR for the period ended March 31, 2006 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

        2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Legg Mason Partners Municipal Funds – Massachusetts Money Market Portfolio;	Legg Mason Partners Municipal Funds – Massachusetts Money Market Portfolio;
/s/ R. Jay Gerken	/s/ Robert J. Brault
R. Jay Gerken	Robert J. Brault
Date: June 8, 2006	Date: June 8, 2006

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Form N-CSR with the Commission.